TO BE EFFECTIVE DECEMBER 30, 2013

AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

BAIRD FUNDS, INC.

The undersigned Secretary of Baird Funds, Inc. (the “Corporation”), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Baird Ultra Short Bond Fund as an additional class of common stock of the Corporation and to create the Investor and Institutional series of such class as indicated below.

“Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

‘A.  The Corporation shall have the authority to issue an indefinite number of shares with a par value of $.01 per share.  Subject to the following paragraph, the authorized shares are classified as follows:

Class	Series	Authorized Number of Shares
Baird LargeCap Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird MidCap Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird SmallCap Value Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Intermediate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Aggregate Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Intermediate Municipal Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Core Plus Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Short-Term Bond Fund	Investor Shares Institutional Shares	Indefinite Indefinite

Baird Ultra Short Bond Fund	Investor Shares	Indefinite
	Institutional Shares	Indefinite’”

This Amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Board of Directors on October 14, 2013 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes.  Shareholder approval was not required.  Prior to this Amendment, no shares of the Investor series or the Institutional series of the Baird Ultra Short Bond Fund have been issued.

Executed this 10th day of December, 2013.

BAIRD FUNDS, INC.

By:       /s/ Charles M. Weber
Charles M. Weber, Secretary

This instrument was drafted by:

Laura A. Hawkins
Godfrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin  53202

10494420.1